Exhibit 99.1

PRESS RELEASE	Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports Full Year 2011 Financial Results

New York, NY – March 26, 2012 -- Steel Partners Holdings L.P. (SPNHU.PK.) (“SPH” or the “Company”) reported revenues of $712.2 million for the year ended December 31, 2011 as compared to approximately $424.7 million for the same period in 2010.  Net income attributable to the Company’s common unitholders for 2011 was $35.5 million, or $0.99 per diluted LP unit, as compared to $31.7 million, or $1.16 per diluted LP unit, for 2010.

“SPH had a very productive 2011,” said Warren Lichtenstein, Chairman and CEO of Steel Partners Holdings GP Inc. “Our companies saw growth through both acquisitions and improved demand in core markets, while SPH worked to create a continuous improvement culture and implemented operational excellence programs. These gains put SPH in a strong position as we complete our transition into a global, publicly-traded diversified holding company.”

Financial Summary ($000s)

	Yea r Ended December 31,
	2011	2010
Revenue	$712,222	$424,665
Costs and Expenses	666,084	410,777
Income before taxes and equity method	46,138	13,888
Income tax benefit (provision)	63,965	(2,657)
(Loss) income from equity method investments	(13,823)	10,305
Loss from other investments - related party	(15,743)	(3,220)
Income from continuing operations	80,537	18,316
Income from discontinued operations	740	28,130
Net income	81,277	46,446
Income attributable to noncontrolling interests	(45,808)	(14,699)
Net income attributable to common unitholders	$35,469	$31,747
Net income per common unit - basic	$1.41	$1.26
Net income per common unit - diluted	$0.99	$1.16
Total Partners’ Capital, end of year	$415,797	$405,732

Total revenue for 2011 includes $700,969 for the Diversified Industrial segment, as compared to $385,805 in the prior year period.  This results from the consolidation of Handy & Harman Ltd. (“HNH”) effective May 7, 2010, the acquisition of SWH, Inc. (“SWH”) by BNS Holding, Inc. on February 2, 2011 and the acquisition of DGT Holdings Corp. on July 5, 2011. HNH’s revenues of $664,017 in 2011 increased 16.9% over the full year 2010, relating principally to higher silver prices and increased units sold. SWH owns Sun Well Services, Inc., (“Sun Well”) a provider of premium well services to exploration and production companies. Revenues of Sun Well for the period February 2, 2011 through December 31, 2011 of $32,984 grew by 26.8% as compared to the full year ended December 31, 2010, resulting from an increase in the average number of rigs in operation and an increase in the revenue per rig hour.

Revenues for 2011 include $14,921 for the Financial Services segment, a 38.1% increase over the 2010 period. Interest and noninterest income increased due primarily to a new lending program. The program began in the third quarter of 2010.

Income from continuing operations, net of tax, in 2011 includes a net tax benefit of approximately $83,000 which was principally generated by a non-cash tax benefit related to the reversal of deferred tax valuation allowances. Of this amount, approximately $73,000 was related to HNH and approximately $9,000 was related to BNS. The recognition of this non-cash tax benefit follows an assessment of the profitability of the Company’s domestic operations and the likelihood that the deferred tax assets will be realized.

(Loss) income from equity method investments primarily relates to net changes in the market value of the investments held by the Company in Steel Excel Inc. and API Group plc.

Loss from other investments – related party represents the changes in the market value of the investments held by the SPII Liquidating Series Trust, whose holdings include interests in Barbican Group Holdings Limited and Fox & Hound Restaurant Group, among other investments. The Company has a 43.75% interest in the SPII Liquidating Series Trust.

Noncontrolling interests primarily represent the minority ownership’s share of the net income relating to HNH. As of December 31, 2011, the Company owned 55.5% of HNH.

Liquidity

In addition to cash and cash equivalents, the Company considers investments at fair value included in its consolidated balance sheet as being generally available to meet its liquidity needs.  Investments at fair value are not as liquid as cash and cash equivalents, but they are generally convertible into cash within a reasonable period of time.  As of December 31, 2011, the Company had cash and cash equivalents of $13,417 and investments at fair value of $120,734.  In addition, the Company had $23,736 of restricted cash which serves as collateral with respect to foreign currency financial instruments.  The Company is not able to use these funds for other purposes, and the Company does not consider this amount to be available to meet its liquidity needs.

Our Company

SPH is a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  We own and operate businesses and have significant interests in leading companies in various industries, including diversified industrial products, energy, defense, banking, insurance, food products and services, oilfield services, sports, training, education, and the entertainment and lifestyle industries.

For additional information, please refer to our Annual Report on Form 10-K which we filed with the Securities and Exchange Commission on March 26, 2012. This Form 10-K, current reports on Form 8-K, and all amendments to those reports, are available free of charge through our website www.steelpartners.com as soon as reasonably practicable after those materials have been electronically filed with, or furnished to, the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPH’s current expectations and projections about its future results, performance, prospects and opportunities.  SPH has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, SPH’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company’s stock price and the potential fluctuation in its operating results.  Although SPH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, SPH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact: Steel Partners Holdings GP Inc.
James F. McCabe, Jr., Chief Financial Officer
212-520-2300

Steel Partners Holdings L.P.
Consolidated Balance Sheets
(in thousands except common units)

	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$127,027	$180,684
Restricted cash	23,736	143,698
Financial Instruments	-	13,772
Trade and other receivables (net of allowance for doubtful accounts of $2,504 in 2011 and $2,198 in 2010)	90,239	67,747
Receivable from related party	116	1,463
Loans receivable, net	34,820	16,408
Inventories	53,776	50,822
Deferred income taxes	20,038	4,700
Prepaid and other current assets	16,123	10,087
Assets of discontinued operations	35,387	33,306
Total current assets	401,262	522,687

Long-term loans receivable, net	8,942	11,919
Goodwill	42,797	16,212
Other intangibles, net	135,341	124,541
Deferred income taxes	70,625	-
Other non-current assets	22,143	19,518
Investments at fair value	150,020	79,540
Property, plant and equipment, net	127,842	91,625
Investment in associated companies	128,218	163,270
Other investments at fair value - related party	42,653	62,553
Total Assets	$1,129,843	$1,091,865

Steel Partners Holdings L.P.
Consolidated Balance Sheets
(in thousands except common units)
	December 31,
	2011	2010
LIABILITIES AND CAPITAL
Accounts payable	$37,843	$37,959
Accrued liabilities	40,944	37,527
Current portion of distribution payable	-	29,869
Financial instruments	23,736	143,917
Deposits	38,293	29,102
Payable to related parties	4,930	6,330
Current portion of deferred fee liability	1,107	-
Short-term debt	24,168	42,890
Current portion of long-term debt	8,531	4,452
Other current liabilities	3,975	5,721
Liabilities of discontinued operations	15,310	9,997
Total current liabilities	198,837	347,764
Long-term deposits	56,589	32,690
Deferred fee liability to related parties	57,640	64,854
Long-term debt	130,955	91,984
Accrued pension liability	186,212	113,004
Deferred income taxes	6,231	3,333
Other liabilities	12,959	7,924
Total Liabilities	649,423	661,553
Commitments and Contingencies
Partner's capital (common units: 25,183,039 in 2011 and 25,251,554 in 2010 issued and outstanding, after deducting 2,808,725 and 2,726,030 held in treasury, at cost of $48,099 and $47,107 in 2011 and 2010, respectively.	427,534	397,970
Accumulated other comprehensive (loss) income	(11,737)	7,762
Total Partners' Capital	415,797	405,732
Noncontrolling interests in consolidated entities	64,623	24,580
Total Capital	480,420	430,312
Total Liabilities and Capital	$1,129,843	$1,091,865

Steel Partners Holdings L.P.
Consolidated Statements of Operations
(in thousands except units and per unit data)

	Year Ended December 31,
	2011	2010
Revenue:
Diversified Industrial, Financial Services and Other:
Diversified industrial net sales	$700,969	$385,805
Financial services revenue	14,921	10,803
Investment and other income	684	4,007
Net investment (losses) gain	(4,352)	24,050
Total revenue	712,222	424,665

Costs and Expenses
Diversified Industrial, Financial Services and Other:
Diversified industrial cost of goods sold	513,741	289,839
Selling, general and administrative	142,031	88,250
Asset impairment charges	1,505	-
Finance interest	1,571	2,022
Provision for loan losses (gains)	8	(420)
Interest expense	12,424	12,123
Realized and unrealized loss on derivatives	397	5,164
Management fees - related party	8,169	7,531
(Decrease) Increase in deferred fee liability to related party	(6,107)	6,268
Other income	(7,655)	-
Total costs and expenses	666,084	410,777

Income from continuing operations before income taxes and equity method income (loss)	46,138	13,888
Income tax benefit (provision)	63,965	(2,657)
(Loss) income from equity method investments:
(Loss) income of associated companies, net of tax	(13,823)	10,305
Loss from other investments-related party	(15,743)	(3,220)
Net income from continuing operations	80,537	18,316
Discontinued Operations:
Loss from discontinued operations, net of taxes	(231)	(3,162)
Gain on sale of discontinued operations, net of taxes	971	31,292
Income from discontinued operations	740	28,130
Net income	81,277	46,446
Net income attributable to noncontrolling interests in consolidated entities:
Continuing operations	(45,461)	(997)
Discontinued operations	(347)	(13,702)
	(45,808)	(14,699)
Net income attributable to common unitholders	$35,469	$31,747

Net income per common unit - basic
Net income from continuing operations	$1.39	$0.69
Net income from discontinued operations	0.02	0.57
Net income attributable to common unitholders	$1.41	$1.26

Net income per common unit - diluted
Net income from continuing operations	$0.98	$0.63
Net income from discontinued operations	0.01	0.53
Net income attributable to common unitholders	$0.99	$1.16

Weighted average number of common units outstanding - basic	25,232,985	25,234,827
Weighted average number of common units outstanding - diluted	29,669,582	27,482,804

Steel Partners Holdings L.P.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income	$81,277	$46,446
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Investment losses (gains) and other than temporary impairment losses	4,352	(24,050)
Provision for loan losses	8	(420)
Loss (Income) of associated companies	13,823	(10,305)
Loss from other investments - related party	15,743	3,220
Gain on sale of discontinued operations	(1,372)	(31,292)
Long-term interest on related party debt	-	4,275
Deferred income tax provision (benefit)	15,845	(9)
Income tax benefit from release of deferred tax valuation allowance	(82,731)	-
Non-cash interest and dividend income	-	(1,876)
Non-cash income from derivatives	(811)	-
Accrued interest not paid in cash	2,275	-
Depreciation and amortization	23,983	14,029
(Gain) Loss on extinguishment of debt	(189)	1,210
Amortization of debt related costs	1,743	1,226
Reclassification of net cash settlements on derivative instruments	1,047	5,124
Stock based compensation	4,509	528
Asset impairment charges	1,505	-
Bargain purchase gain	(8,978)	-
Other	(230)	(854)
Net change in operating assets and liabilities:
Trade and other receivables	(12,172)	27,400
Receivable from related party	1,347	-
Inventories	(23)	8,577
Dividends and interest receivable	-	1,379
Prepaid and other assets	571	(1,350)
Accounts payable, accrued and other liabilities	(29,253)	(6,779)
Payable to related parties	51	606
Dividends and interest payable	-	(319)
(Decrease) increase in deferred fee liability to related party	(6,107)	6,267
Net increase in loans held for sale	(18,460)	(3,499)
Net cash (used in) provided by operating activities of discontinued operations	(2,265)	7,127
Net cash provided by operating activities	5,488	46,661

Steel Partners Holdings L.P.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2011	2010
Cash flows from investing activities:
Purchases of investments	(187,459)	(359,575)
Proceeds from sale of investments	46,220	501,067
Net increase in time deposits placed and other short-term investments	851	-
Proceeds from sale of loans	-	2,054
Net decrease in loans receivable	2,447	3,616
Purchases of property and equipment	(22,137)	(7,296)
Reclassification of restricted cash	119,962	(19,493)
Net cash settlements on derivative instruments	(1,047)	(5,124)
Proceeds from sales of assets	1,648	457
Acquisitions, net of cash acquired	(35,751)	2,115
Purchase of subsidiary shares from noncontrolling interests	(8,827)	(14,134)
Investments in associated companies	(23,072)	(51,675)
Proceeds from sale of discontinued operations	26,532	64,693
Net cash (used in) provided by investing activities of discontinued operations	(41)	1,520
Other	(388)	-
Net cash (used in) provided by investing activities	(81,062)	118,225

Cash flows from financing activities:
Common unit cash distributions	(29,868)	(49,102)
Proceeds from term loans – domestic	67,981	46,000
Net revolver borrowings	(18,785)	11,136
Repayments of term loans – foreign	(707)	(1,970)
Repayments of term loans – domestic	(26,874)	(86,018)
Repayments of term loans – related party	-	(5,563)
Deferred finance charges	(2,395)	(3,842)
Net change in overdrafts	95	2,088
Net increase in deposits	33,189	11,604
Repayment of debt of discontinued operations	-	(22,772)
Net cash used in financing activities of discontinued operations	(219)	-
Other	(225)	-
Net cash provided by (used in) financing activities	22,192	(98,439)
Net change for the period	(53,382)	66,447
Effect of exchange rate changes on cash and cash equivalents	(275)	(10)
Cash and cash equivalents at beginning of period/year	180,684	114,247
Cash and cash equivalents at end of period/year	$127,027	$180,684